Exhibit 10.6

GENERAL MOLY, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

The Compensation Committee of General Moly, Inc. (the “Company”), granted an award of Restricted Stock Units with the right to receive shares of the Company’s common stock issued under the 2006 Equity Incentive Plan, as amended and restated (the “Plan”), subject to the terms and conditions set forth in this Notice of Grant and Restricted Stock Unit Agreement (the “Restricted Stock Units” and the “Agreement”) to the participant named below (“Participant”).  This Agreement evidences the terms of the Company’s grant of Restricted Stock Units to Participant.

A.                                    NOTICE OF GRANT

Participant Name:

Grant Date:	, 20

Number of Restricted Stock Units :

Vesting Schedule:

Except as provided otherwise in this Agreement, subject to the restrictions described in the Agreement and Participant’s continuous service as an employee of the Company, the Restricted Stock Units shall vest and Participant shall be issued the number of Shares equal to the number of Restricted Stock Units subject to the achievement of the performance criteria set forth below:

Notwithstanding any other agreement to the contrary, the Restricted Stock Units granted hereunder shall only vest, after the Compensation Committee, in the exercise of its discretion, has certified that the Company’s Mt. Hope project has achieved Commercial Production, as that term is defined and accepted in the Eureka Moly, LLC Limited Liability Agreement, as amended and restated, and Participant has satisfied all other requirements of this Grant Notice.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Agreement, the Plan and the Plan Summary.  Participant further acknowledges that as of the Grant Date, this Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the Restricted Stock Units and underlying Shares subject to this award and supersede all prior oral and written agreements on that subject.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement on the dates set forth below to be effective as of the Grant Date.

General Moly, Inc.		Participant
By:		By:

	[Insert Name & Title]		[Insert Name]
Date:	, 20	Date:	, 20

Attachments:  Plan and Plan Summary.

B.                                    RESTRICTED STOCK UNIT AGREEMENT

A.                                   The Company is granting to Participant the number of Restricted Stock Units relating to shares of the Company’s common stock (“Common Stock”) set forth in the Notice of Grant pursuant to the Company’s 2006 Equity Incentive Plan as amended and restated (the “Plan”), subject to the terms and conditions set forth herein and in the Plan.

B.                                     The Restricted Stock Units provided for in this Agreement are to be issued as an inducement for Participant’s continued commitment to serve as an employee of the Company, and Participant is willing to abide by the obligations imposed hereunder.

NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and Participant agree as follows:

1.                                      Issuance of Restricted Stock Units.  Subject to the restrictions, terms and conditions of this Agreement and the Plan, the Company hereby grants to Participant the number of Restricted Stock Units (the “Restricted Stock Units”) set forth in the Notice of Grant, which include the right to be issued the number of shares of Common Stock equal to the Restricted Stock Units, subject to the restrictions and vesting conditions set forth in this Agreement (the “Shares”).  As used in this Agreement, the term “Shares” refers to the Shares to be issued hereunder and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits in respect of the Shares, and (iii) in replacement of the Shares in a recapitalization, merger, reorganization or the like.

2.                                      Delivery.

2.1                               Deliveries by Participant.  Participant hereby delivers to the Company (i) this Agreement executed by Participant; and (ii) any other documents deemed necessary by the Company.

2.2                               Deliveries by the Company.  Subject to its receipt of all of the documents to be executed and delivered by Participant to the Company under Section 2.1, and upon satisfaction of the conditions set forth in Section 3 and Section 4 of this Agreement, the Company will issue one Share in settlement of each Vested Restricted Stock Unit (as defined below), less any Shares to be withheld pursuant to Section 6 of this Agreement, in the name of Participant on the books and records of the Company.  At the discretion of the Company, the Company may issue certificates representing the Shares.  To the extent the Shares are not represented by certificates, the Company will provide Participant the notice required by Section 151(f) of the Delaware General Corporation Law for the issuance of uncertificated shares.

3.                                      Repurchase and Vesting.

3.1                               Forfeiture.  As of the Grant Date, except to the extent provided in the Notice of Grant, all of the Restricted Stock Units are considered “Unvested Restricted Stock Units”, which shall be restricted and subject to forfeiture.  The Unvested Restricted Stock Units shall vest as described in the Vesting Schedule set forth in the Notice of Grant.

The Unvested Restricted Stock Units will continue to vest according the Vesting Schedule set forth in the Notice of Grant so long as Participant remains an employee of the Company (Restricted Stock Units that have vested are referred to herein as “Vested Restricted Stock Units”).  Participant agrees not to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any Restricted Stock Units except as permitted by this Agreement.  Any Unvested Restricted Stock Units that have not vested pursuant to the Vesting Schedule set forth in the Notice of Grant at the time Participant ceases to be an employee of the Company (by resignation, removal or otherwise, whether or not for cause) shall automatically be forfeited and Participant shall have no rights therein.

3.2                               Cessation Date.  In case of any dispute as to the date that Participant ceases to be an employee of the Company, such cessation date shall be determined in good faith by the Company’s Board of Directors.

3.3                               Adjustments.  The number of Restricted Stock Units that are Vested Restricted Stock Units or Unvested Restricted Stock Units will be equitably adjusted for any stock split, combination, stock dividend, merger, consolidation, reorganization, recapitalization, or any other change in corporate structure or other transaction not involving the receipt of consideration by the Company occurring after the Grant Date.

4.                                      Restrictions on Transfers.  Participant shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, or otherwise dispose of (collectively, a “Transfer”) any of the Restricted Stock Units.

5.                                      Settlement; Rights as Shareholder.  Subject to the terms and conditions of this Agreement, within 30 days following each Vesting Date set forth in the Notice of Grant, Participant shall be issued a number of Shares equal to the number of Vested Restricted Stock Units that vest on that Vesting Date, less any Shares to be withheld pursuant to Section 6 of this Agreement, and Participant will have all of the rights of a holder of Common Stock with respect to the Shares from and after the date that Participant delivers any other documents required by the Company.  Subsequent transfer of the Shares may be subject to any market blackout-period that may be imposed by the Company and Participant must comply with the Company’s insider trading policies.

6.                                      Tax Consequences.  PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S ACQUISITION OR DISPOSITION OF THE RESTRICTED STOCK UNITS AND THE SHARES.  Participant acknowledges and agrees that he or she is solely responsible for any and all taxes that may be assessed by any taxing authority arising in any way from the award, the grant of the Restricted Stock Units and the  issuance of Shares and that the Company shall not be liable for any such assessments.  The grant of the award, the vesting of the Restricted Stock Units, and the conversion of the Restricted Stock Units to Shares, may give rise to taxable income subject to withholding.  Participant expressly acknowledges and agrees that the Company will automatically withhold from the Shares issuable with respect to the Restricted Stock Units such number of whole Shares having a sufficient value to provide for the minimum applicable withholding taxes required by law in connection with such grant, vesting or issuance and Participant shall tender payment for any remainder.  Notwithstanding the foregoing, Participant may satisfy his/her federal, state or local tax withholding obligation by providing advance notice to the Company and by tendering payment to the Company for the required tax withholding on or before the date the required withholding must be remitted.  Participant represents that he or she has consulted any tax adviser(s) that he or she deems advisable in connection with his grant of the Restricted Stock Units and acquisition of the Shares.

7.                                      Governing Plan Document.  This Agreement is subject to all of the provisions of the Plan, which are hereby made a part of the award evidenced by this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

8.                                      Compliance with Laws and Regulations.  The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s securities may be listed or quoted at the time of such issuance or transfer.

9.                                      Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

10.                               Governing Law; Severability.  This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of laws pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

11.                               Notices.  Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant hereunder shall be in writing and addressed to Participant at the last address Participant provided to the Company.  All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or on the business day that it is sent by fax to the fax number last provided by Participant to the Company, but only if (A) the receiving fax device immediately generates a message, printed by the sending fax device, that confirms receipt, and (B) receipt of the fax is confirmed by a telephone call between sender and recipient.

12.                               Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13.                               Headings.  The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  All references to Sections will refer to Sections of this Agreement.

14.                               Entire Agreement.  This Agreement and the other agreements specifically referenced herein contain the entire understanding of the parties regarding the subject matter of this Agreement and such other agreements and supersede all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement and such other agreements.

15.                               Compliance of Award Agreement and Plan with Section 409A.  References in this Agreement to “Section 409A” refer to Section 409A of the code, including any applicable guidance thereunder.  This Agreement and the Plan are intended and shall be construed to comply with Section 409A (including the conditions for exemption from treatment as deferred compensation under Section 409A).  The Committee shall have full authority to give effect to this intent.  To the extent necessary, in case of any conflict or potential inconsistency between the Plan, and this Agreement, the provisions of this Agreement shall govern.  Further, if the vesting of the Restricted Stock units is accelerated in connection with Participant’s “separation from service” within the meaning of Section 409A, other than due to death, and if (i) Participant is a “specified employee” within the meaning of Section 409A at the time of such separation and (ii) the settlement of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if settled on or within six months following Participant’s separation from service, then the settlement will not be made until the date six months and one day following the date of Participant’s separation from service.